SHOWBIZ PIZZA TIME, INC.
                    4441 West Airport Freeway
                       Irving, Texas  75062
                          (972) 258-8507


May 22, 1997



Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 9:00 a.m. local time, Thursday, June 26, 1997, at the Sheraton Grand Hotel located at
4440 West John Carpenter Freeway, Irving, Texas.

At the meeting you will be asked to re-elect one current director, to authorize the amendment of the 1988 Non-Statutory
Stock Option Plan, and to transact such other business as may properly come before the meeting.

The formal Notice of the Annual Meeting of Stockholders and Proxy
Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

It is important that your shares be represented at the meeting, whether or not you attend personally. I urge you to sign, date and return the enclosed proxy at your earliest convenience.



                              Sincerely,



                              RICHARD M. FRANK
                              Chairman and Chief
                                Executive Officer








                     SHOWBIZ PIZZA TIME, INC.
                    4441 West Airport Freeway
                       Irving, Texas  75062
                          (972) 258-8507

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD JUNE 26, 1997


To the Stockholders of
ShowBiz Pizza Time, Inc.:

Notice is hereby given that the annual meeting of stockholders of ShowBiz Pizza Time, Inc., a Kansas corporation, will be held at the Sheraton Grand Hotel located at 4440 West John Carpenter Freeway, Irving, Texas on June 26, 1997, at 9:00 a.m. local time, for the following purposes:

     1. To re-elect one Class III director to serve for a term of three years until his successoris elected and qualified or until their earlier resignation or removal;

     2.   To authorize the amendment of the 1988 Non-Statutory
          Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting.

It is desirable that as large a proportion as possible of the stockholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Only stockholders of record at the close of business on May 8, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                              By Order of the Board of Directors,


                              MARSHALL R. FISCO, JR.
                              Secretary

Irving, Texas
May 22, 1997







                     SHOWBIZ PIZZA TIME, INC.
                    4441 WEST AIRPORT FREEWAY
                       IRVING, TEXAS 75062
                          (972) 258-8507



                       PROXY STATEMENT FOR
                  ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD JUNE 26, 1997


This proxy statement is furnished to stockholders of ShowBiz Pizza Time, Inc., a Kansas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 a.m. local time, on June 26, 1997 at the Sheraton Grand Hotel located at 4440 West John Carpenter Freeway, Irving, Texas. Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the Annual Meeting and not revoked. A proxy may be revoked at any time before it is voted either in person at the Annual Meeting or by giving prior written notice to the Secretary of the Company. This proxy statement was first sent or given to the Company's stockholders on or about May 22, 1997.


                    OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is May 8, 1997. At the close of business on that date, the Company had issued and outstanding and entitled to receive notice of and vote at the Annual Meeting 18,545,375 shares of Common Stock, $0.10 par value (the "Common Stock"), and 49,570 shares of Class A Preferred Stock, $60 par value (the "Preferred Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting of stockholders.


             ACTION TO BE TAKEN AT THE ANNUAL MEETING

The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted:

     1. For the re-election of the one Class III director nominee named herein, to serve for a term of three years or until his respective successor shall be elected and qualified or until his earlier resignation or removal;

     2.   To authorize the amendment of the 1988 Non-Statutory
Stock Option Plan; and

     3. In the discretion of the proxyholders, as to the transaction of such other business as may properly come before the Annual Meeting.

Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the Annual Meeting, the proxyholders may vote the proxies in their discretion. The Board of Directors is not presently aware of any other matters or business to be brought before the Annual Meeting.


                        QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the aggregate outstanding shares of Common Stock and Preferred Stock is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as one class, represented in person or by proxy at the Annual Meeting, is necessary to approve all matters to be submitted to the stockholders other than the election of directors. In deciding all questions, a holder is entitled to one vote, in person or by proxy, for each share of Common Stock or Preferred Stock held in his name on the record date. Solely with respect to the election of directors, the Bylaws of the Company provide that a stockholder shall have that number of votes equal to the number of shares held by him as of the record date multiplied by the number of directors being elected and is entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among as many nominees and in such manner as he sees fit. Directors must be elected by a plurality of the votes cast.

A stockholder who is present, in person or by proxy, and who withholds his vote in the election of directors will be counted for purposes of determining whether a quorum exists, but the withholding of his vote will not affect the election of directors. A stockholder who is present, in person or by proxy, and who abstains from voting on other proposals, will be counted for purposes of a quorum, and the abstention will have the same effect as a vote against the proposals. Brokers' "non-votes" are treated the same as votes withheld or abstained.


                     REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Annual Meeting. It may be revoked by filing with the Secretary of the Company, Marshall R. Fisco, Jr., 4441 West Airport Freeway, Irving, Texas 75062, a written notice of revocation or duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.


                PRINCIPAL HOLDERS OF CAPITAL STOCK

The following page sets forth information, as of May 8, 1997, relating to the beneficial ownership of the Company's Common
Stock and Preferred Stock by: (i) each director and
executive officer (as hereinafter defined) of the Company as of such date, (ii) the directors and the executive officers of the Company as a group (11 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the "Exchange Act") known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock or Preferred Stock. Except as otherwise indicated, each of the persons named in the table is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock or Preferred Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock and Preferred Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.

                                              Percentage of Class Outstanding
                                              -------------------------------
Name (and address for    Number of      Number of
5% beneficial owners)    Shares of      Shares of
                          Common        Preferred      Common    Preferred
                          Stock           Stock        Stock       Stock
                      ------------      ---------      -----     ---------
Richard M. Frank         1,050,036 (A)      0            5.7%      0.0%

Richard T. Huston        84,618    (B)      0            (C)       0.0%

Michael H. Magusiak      165,521   (D)      0            (C)       0.0%

Louis P. Neeb            7,500     (E)      0            (C)       0.0%

Larry G. Page            11,496    (F)      0            (C)       0.0%

Cynthia I. Pharr         7,500     (E)      0            (C)       0.0%


Directors and Executive Officers
  as a Group            1,326,671           0            7.2%      0.0%

FMR Corp.
 82 Devonshire Street
 Boston, MA 02109-3614  1,492,000(G)        0             8.0%      0.0%

Massachusetts Financial Services
 Company
 500 Boylston Street
 Boston, MA 02116-0741
                        1,280,500 (H)       0            6.9%      0.0%

Time Warner, Inc.
   75 Rockefeller Plaza
   New York, NY 10019
                              0          16,011(I)       0.0%      32.3%

River Forest State Bank &  Trust Co.
   7727 West Lake Street
   River Forest, IL 60305
                              0           3,139(J)       0.0%      6.3%


(Footnotes appear on the following page)

-----------


(A) Includes 670,774 shares which are subject to forfeiture pursuant to the terms of Mr. Frank's employment agreement. See "Employment Agreements." Includes 15,000 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 400,000 shares purchasable pursuant to options issued under the Company's
     1988 Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof and 105,000 shares granted to Mr. Frank as of January 6, 1997, pursuant to his new employment agreement, which shall not begin to vest until the 1998 calendar year.

(B) Includes 56,700 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 65,850 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(C)  Constitutes less than 1% of the Company's outstanding Common
     Stock.

(D) Includes 102,240 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 161,560 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(E) Includes 7,500 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 3,750 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan, and 6,250 shares purchaseable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exerciseable within 60 days of the date hereof.

(F) Includes 11,250 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 39,233 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(G)  Based upon information obtained from FMR Corp. on April 29, 1997.
     This number includes 1,441,600 shares beneficially owned by Fidelity Management and Research Company, as an investment advisor to various investment commpanies and certain other funds; 47,400 shares beneficially owned by Fidelity Management Trust Company, as a trustee or managing agent for various private investment accounts; and 3,000 shares beneficially owned by Fidelity International Limited, as an investment advisor to non-U.S. investment companies. Of its total shaes, FMR Copr. has sole voting power over 1,489,000 shares. Fidelity International Limited has sole voting and dispositive power over 3,000 shares.


(H)  Based on information obtained from Massachusetts Financial
     Services Company on April 24, 1997.

(I) Based on information in Amendment No. 2 to Schedule 13D dated July 1, 1994. Of its total shares, Time Warner, Inc. has shared voting power over 16,011 shares and shared dispositive power over 16,011 shares.

(J)  Based on information obtained from Transfer Agent on May 8,
     1997.




                           PROPOSAL 1:
                     ELECTION OF DIRECTORS


The term of the Class III director expires at the Annual
Meeting of the stockholders in 1997. The Board of Directors has nominated Louis P. Neeb for re-election at the Annual Meeting, to serve for a term of three years. Mr. Neeb has expressed his intention to serve for the entire term for which re-election is sought.

Directors will be elected by cumulative voting. To be elected as a director, a candidate must be among the three candidates who receive the most votes out of all votes cast at the Annual Meeting for the election of directors. See "Quorum and Voting."

On February 24, 1997, the Company filed a Registration Statement on Form S-3 (Registration No. 333-22229) with the Securities and
Exchange Commission relating to an offering (the "Offering") of all the shares of its Common Stock (the "Shares") owned by The Hallwood
Group Incorporated, a diversified holding company, and its affilitates ("Hallwood"). In connection with the sale of the Shares by Hallwood, Charles A. Crocco, Jr., Anthony J. Gumbiner, Robert L. Lynch, J. Thomas Talbot and Brian M. Troup, each of whom is affiliated with Hallwood, resigned from the Company's Board of Directors upon the closing of the Offering on March 26, 1997. The Board of Directors is currently composed of four directors and has five vacancies.

The following table lists the names and ages (as of May 8, 1997) of the three director nominees and the six directors whose terms of office will continue after the Annual Meeting, the year in which each director was first elected as a director of the Company, the class to which each director has been or will be elected, and the Annual Meeting at which the term of each director will expire.


                                     Director               Term
Nominee Director         Age         Since        Class     Expires
-----------------       -----       ---------     -----     -------

Louis P. Neeb............58          1994         III      1997


Continuing Directors
--------------------

Richard M. Frank.........49          1985           I      1998

Michael H. Magusiak......41          1988           I      1998

Cynthia I. Pharr.........48          1994          II      1999


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE NAMED NOMINEE.




ADDITIONAL INFORMATION ABOUT THE EXECUTIVE OFFICERS, BOARD OF
        DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS


                        EXECUTIVE OFFICERS

The following table sets forth the names and certain other
information regarding the executive officers of the Company as of
May 8, 1997.
                                                  Year First Elected
Name             Age          Position            as Executive Officer
----             ---          --------            --------------------

Richard M. Frank
    ............  49     Chairman of the Board and            1985
                         Chief Executive Officer

Michael H. Magusiak
 ................  41     President                            1988

Richard T. Huston
 ................  51     Executive Vice President--           1986
                         Marketing and Entertainment

Larry G. Page
 ................  53     Executive Vice President, Chief      1994
                         Financial Officer and Treasurer





       BUSINESS HISTORY OF EXECUTIVE OFFICERS AND DIRECTORS

A brief description of the business history of the directors and executive officers of the Company is provided below.

RICHARD M. FRANK has been Chairman of the Board and Chief Executive Officer of the Company since March 1986 and has been a director of the Company since June 1985. He served as President and Chief Operating Officer from June 1985 until October 1988. He joined the Company in 1985. He has served as a director for Monterey Acquisition Corp. since May 1994.

MICHAEL H. MAGUSIAK was elected President of the Company in June 1994. He had previously served as Executive Vice President, Chief Financial Officer and Treasurer since June 1988. He has also served as a director of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from October 1987 to January 1989. He joined the Company in July 1987. He has served as a director for Monterey Acquisition Corp. since May 1994.

RICHARD T. HUSTON has served as Executive Vice President of the Company since July 1986 and as Director of Marketing and Strategic Development since January 1993. His responsibilities were expanded from June 1994 to March 1997 to include entertainment as well as marketing. He served as Director of Marketing and Development from October 1988 to January 1993. He served as Vice President from October 1985 to July 1986, as Director of Marketing from October 1985 to October 1988, and as a director from July 1986 to September 1988. He joined the Company in 1985.

LARRY G. PAGE has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since October 1994. Prior to joining the Company, Mr. Page served as Vice President and Regional General Manager in the retail services division of Comdata Holdings Corporation, a publicly-held financial services company, from July 1985 to October 1994. Mr. Page is a Certified Public Accountant and was a partner in various national and regional public accounting firms, including Arthur Andersen LLP, from August 1978 through July 1985.

LOUIS P. NEEB was elected as a director in August 1994. Mr. Neeb has served as Chairman of the Board and Chief Executive Officer of Casa Ole' Restaurants, Inc. from October 1995 to the present. From August 1982 to present, Mr. Neeb has been President of Neeb Enterprises, Inc., a management consulting firm specializing in consulting to restaurant companies. From July 1991 through January 1994, Mr. Neeb was President and Chief Executive Officer of Spaghetti Warehouse, Inc. Mr. Neeb has also had other extensive experience in the restaurant industry including serving as Chairman of the Board of Burger King Corporation. Mr. Neeb is a member of the Board of Directors of the Franchise Finance Corporation of America, a publicly-traded real estate trust which provides real estate for restaurants, and Silver Diner, Inc., a publicly-traded restaurant company.

CYNTHIA I. PHARR was elected as a director of the Company in August 1994. She is currently President and owner of C. Pharr & Company, a communications management consulting firm. She has served in that position since March 1993. From May 1989 through February 1993, Ms. Pharr was President and Chief Executive Officer of Tracy - Locke/Pharr P R, a public relations firm. From August 1986 through April 1989, she was President and owner of C. Pharr & Company, Inc. a public relations agency. Ms. Pharr has served as a member of the Board of Directors of Spaghetti Warehouse, Inc. since August 1991, as well as Chairman of the Board of GuestCare, Inc., a privately held technology company, from February 1994 to present.

Except as set forth above, none of the directors of the Company hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.


        COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Four regularly scheduled and eight special meetings of the Board of Directors were held during 1996. Each of the directors attended at least 75% of the meetings held by the Board of Directors, and by each committee on which he or she served, in 1996.

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee and a Stock Grant Committee. The responsibilities and composition of each of these committees are described below.

The Executive Committee consists of four directors. The Executive Committee is responsible for assisting the Board of Directors in carrying out its duties and acts in the place of the Board of Directors when the Board of Directors is not in session and may exercise substantially all of the powers of the Board of Directors other than those powers specifically required by law or by the Company's Bylaws to be exercised by the full Board of Directors. The Executive Committee (comprised of Messrs. Frank, Gumbiner, Magusiak and Troup in 1996) held a number of informal meetings in person and by telephone in 1996.

The Audit Committee consists of four directors. The Audit Committee is responsible for (i) considering the Company's system of internal controls, (ii) reviewing the performance and findings of the Company's Internal Audit Department, and (iii) reviewing services provided by the Company's independent auditors. The Audit Committee (comprised of Messrs. Crocco, Lynch, Talbot and Troup in
1996) held two meetings in 1996.

The Compensation Committee consists of three directors. The Compensation Committee is responsible for (i) recommending the compensation, including performance bonuses, payable to the Company's executive officers (excluding Mr. Frank), and (ii) recommending the performance bonuses for other employees of the Company. The Compensation Committee (comprised of Messrs. Frank, Gumbiner and Troup in 1996) held one meeting in 1996.

The Stock Option Committee and a Stock Grant Committee each consist of two directors who are responsible for administering the 1988 Non-Statutory Stock Option Plan and the Company's Stock Grant Plan, respectively. The Stock Option Committee and a Stock Grant Committee were each comprised of Messrs. Gumbiner and Troup in 1996. The Stock Option Committee held three meetings in 1996.


                    SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly paid executive officers of the Company (the "Named Executive Officers") for the fiscal years ended December 30, 1994, December 29, 1995, and December 27, 1996 (designated herein as fiscal years 1994, 1995 and 1996, respectively.)

                                                      Long Term
                  Annual Compensation             Compensation Awards
                  -------------------            ---------------------
                                                        Securities
Name and                             Other Annual   Stock   Underlying
Principal   Fiscal                    Compensation  Awards    Options
Position     Year  Salary($) Bonus($)  ($)(A)       ($)       (#)(B)
--------    ------ --------  ------   -----------  ------    ---------

Richard M. Frank
(Chief Executive Officer)
             1996  1,000,000  $--        27,333      $--         --
             1995  1,000,000   --        23,656       --      15,000
             1994  1,000,000   --        25,005       --         --

Richard T. Huston
(Executive Vice President)

            1996    150,000  60,930(C)  15,869      $--      15,750
            1995    149,807   --        13,384       --      31,500
            1994(D) 145,000   --        12,602       --      90,000

Michael H. Magusiak
(President)
           1996    240,000  113,736(C)  15,846      $--      28,800
           1995    240,000     --       14,917       --      28,800
           1994(E) 193,096     --       12,467       --     135,000

Larry G. Page
(Executive Vice President
 and Chief Financial Officer)
           1996    132,000   53,618(C)   14,176     $--      13,860
           1995    127,000    3,500      13,753      --         --
           1994(F)  31,250      --       11,578      --      22,500


---------

(A) Includes car allowance of $15,600 per year for Mr. Frank in 1994 and 1995 and $13,600 per year for Mr. Frank in 1996, and $9,000 per year for Messrs. Huston, Magusiak, and Page.
     Relocation expense is included for Mr. Page in 1994.

(B) On May 22, 1996, the Common Stock of the Company split 3-for-2, resulting in an acquisition of additional shares of Common
     Stock by the Named Executive Officers. The amounts listed above have been adjusted to reflect the stock split.

(C)  Includes bonus compensation earned in 1996 and paid in 1997.

(D) Includes options for 31,500 shares of Common Stock issued to Mr. Huston on January 11, 1994, that were surrendered in connection with the granting on January 6, 1995 of options to acquire 31,500 shares of Common Stock.

(E) Includes options for 28,800 shares of Common Stock issued to Mr. Magusiak on January 11, 1994, that were surrendered in connection with the granting on January 6, 1995 of options to acquire 28,800 shares of Common Stock.

(F) The amount indicated is Mr. Page's actual salary received during fiscal 1994 which is less than his annualized salary of $127,000 because his employment with the Company did not commence until October 1994.



                      EMPLOYMENT AGREEMENTS

Richard M. Frank has entered into an employment agreement with the Company expiring on December 31, 1997. Mr. Frank's employment agreement provides for an annual base salary of $1,000,000, with such additional benefits and/or compensation as may be determined by the Board of Directors. Pursuant to his employment agreement, Mr. Frank was issued 621,762 restricted shares of the Company's
Common Stock on April 1993 under the Stock Grant Plan, of which
31,088 shares would vest at the end of each fiscal quarter of the Company during the term of his Employment Agreement, other than the last of such fiscal quarters at the end of which 31,100 shares vest (the number of shares underlying the grant have been adjusted to reflect the occurrence of a 3-for-2 stock split in the Common Stock of the Company). Effective March 31, 1995, Mr. Frank forfeited
90,000 of the unvested restricted shares previously awarded to him, which forfeiture is applied in equal annual increments of 30,000 shares, applied quarterly to the shares otherwise scheduled to vest for that particular quarter. As of May 8, 1997, 460,986 of such shares had vested. On March 3, 1997, Mr. Frank entered into a new employment agreement with the Company providing for a three-year term commencing on January 1, 1998. Mr. Frank's new employment agreement provides for an annual base salary of $1,000,000, 400,000 shares of the Company's Common Stock issued under the Company's
1988 Non-Statutory Stock Option Plan, 105,000 shares of the Company's Common Stock issued under the Company's Stock Grant Plan, a cash bonus, payable annually, if earned, based on the achievement of targets for corporate revenue and profitability, with such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors.

On January 3, 1997, Michael H. Magusiak entered into an employment agreement with the Company providing for a three-year term commencing on January 6, 1997. Mr. Magusiak's employment agreement provides for an annual base salary of $250,000, 100,000 shares of the Company's Common Stock issued under the Company's 1988 Non-Statutory Stock Option Plan, a cash bonus, payable annually, if earned, based on the achievement of targets for corporate revenue and profitabilty, with such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors

Under the terms of the respective employment agreements (the "Employment Agreements"), if the covered executive's employment with the Company is terminated by the Company (other than as a result of death or "permanent disability" (as defined in the Employment Agreements)) Mr. Frank will be entitled to receive a severance amount equal to $3,000,000, and Mr. Magusiak will be entitled to receive a severance amount equal to twice his then current annual base salary (together, the "Severance Amounts"). In the event of the executive's death, his estate is entitled to receive his base salary through the date of his death.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive his respective Severance Amount in the event there is a Change of Control (as defined below) of the Company and the covered executive voluntarily terminates his employment within one year after such a Change of Control. A "Change of Control" is deemed to have occurred with respect to the Company if (i) any person or group of persons acting in concert (other than Hallwood or its affiliates) in which the covered executive is not an investor, partner, officer, director or member, shall acquire, directly or indirectly, the power to vote, or direct the voting of, more than 33% of the then outstanding voting securities of the Company or (ii) during any consecutive 18 month period a majority of the Board of Directors is elected or appointed and consists of persons who were not directors of the Company as of the date of the respective Employment Agreement and whose election or appointment as directors of the Company is actively opposed by the covered executive.

                OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options granted to each of the Named Executive Officers in the fiscal year ended December 27, 1996.




Richard M. Frank
                0         0%        N/A       N/A          $0           $0

Richard T. Huston
           15,750      6.29%     $8.283    01/08/01   $36,006     $ 79,661

Michael H. Magusiak
           28,800     11.50%     $8.283    01/08/01   $65,840     $145,666

Larry G. Page
           13,860      5.53%     $8.283    01/08/01   $31,685     $ 70,102


-----------

(A) The number of shares underlying these options, which were granted prior to May 22, 1996, have been adjusted to reflect the occurrence of a 3-for-2 stock split in the Common Stock of the Company.

(B)  Options to acquire these shares are exercisable as follows:
     (i) fifty percent (50%) of the option after January 8, 1998, and (ii) an aggregate of one hundred percent (100%) of the option after January 8, 1999.

(C) The exercise price for these options, which were granted prior to May 22, 1996, has been adjusted to reflect the occurrence of a 3-for-2 stock split in the Common Stock of the Company.


         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, information regarding his exercise of stock options during the fiscal year ended December 27, 1996 and the value of his unexercised stock options as of December 27, 1996. The closing price for the Company's Common Stock, as reported by the Nasdaq National Market, on December 27, 1996 (the last trading day of the fiscal year) was $18.25.


                 Shares             No. of Unexercised Value of Unexercised In-
                 Acquired                Options at      the-Money Options at
                    on       Value    December 27, 1996    December 27, 1996
                Exercise    Realized   (exercisable/        (exercisable/
                  (#)          (A)          (#)                ($)(B)
                --------    --------  -----------------    ------------------

Richard M. Frank    0           --       15,000 (E)         154,995 (E)
                                              0 (U)              0 (U)

Richard T. Huston   0           --       45,900 (E)         265,710 (E)
                                         82,350 (U)         872,158 (U)

Michael H. Magusiak 0           --       91,980 (E)         853,004 (E)
                                         94,320 (U)         982,968 (U)

Larry G. Page       0           --       11,250 (E)         145,178 (E)
                                         25,110 (U)         283,920 (U)

------------

(A) Calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at the time of exercise.

(B) Calculated by determining the difference between the exercise price of the options and the fair market value of the securities underlying the options at fiscal year-end.

(E)  Options which are exercisable at December 27, 1996.

(U)  Options which are not exercisable at December 27, 1996.


                  COMPENSATION COMMITTEE REPORT
                    ON EXECUTIVE COMPENSATION

The executive compensation program of the Company is designed as a
tool to reinforce the Company's strategic principles   to be a
premier and progressive growth company, with an objective of enhancing long term shareholder value. To this end, the following principles have guided the development of the executive compensation program:

     * Provide competitive levels of compensation to attract and retain the best qualified executive talent. The Compensation Committee strongly believes that the caliber of the Company's management group makes a significant difference in the Company's success over the long term.

     * Embrace a "pay-for-performance" philosophy by placing significant amounts of compensation "at risk" that is, a significant component of the compensation payouts to executives must vary according to the overall performance of the Company.

     * Directly link executives' interests with those of stockholders by providing opportunities for long term incentive compensation based on changes in shareholder value.


The executive compensation program is intended to appropriately balance the Company's short term operating goals with its long term strategy through a careful mix of base salary, annual bonuses (payable upon satisfaction by the Company of established revenue and profitability objectives) and long term performance compensation through the issuance of stock options under the 1988 Option Plan.

The compensation of the executive officers of the Company (excluding Messrs. Frank and Magusiak) is reviewed and determined annually by the Compensation Committee. The compensation of such executive officers in 1996 was based on individual and corporate performances as well as assigned responsibilities. In establishing and reviewing executive compensation, consideration is also given to executive salary ranges of comparable companies. Individual performance is reflected in the executive officer's salary. Corporate performance is reflected in a bonus, payable annually, if earned, to each executive officer, based on the achievement of targets for corporate revenue and profitability. Although no bonus compensation was actually paid in 1996, Messrs. Huston, Magusiak and Page and all executive officers as a group (3) persons, excluding Mr. Frank, who receives a bonus compensation pursuant to the terms of his employment agreement, as described above) received $60,930, $113,736, $53,618, respectively, and $228,284 (collectively) in 1997, in bonus compensation pursuant to such plan for services rendered in 1996.

The Stock Option Committee and the Stock Grant Committee are made up of the non-employee director members of the Compensation Committee. The Stock Option Committee and Stock Grant Committee ratify and approve option and grant recommendations, respectively, made by the Compensation Committee. In 1996, the Compensation Committee determined the number of options to issue in accordance with the 1988 Option Plan based upon base salaries and levels of responsibility. No stock grants were awarded in 1996.



CEO Performance Evaluation

Although Mr. Frank's salary is established by the terms of his Employment Agreement (see "Employment Agreements"), the Compensation Committee, excluding Mr. Frank, nevertheless annually evaluates his performance based on the same criteria as is applied to the other executive officers of the Company. Stock option issuances, restricted stock grants to Mr. Frank, and any increase in his annual base salary or the granting of a bonus, are based on individual and corporate performance, applying the same factors for him as described above for the Company's other executives. The Compensation Committee also considers the number of unvested shares available to Mr. Frank under his current Employment Agreement and the Stock Grant Plan at such time.

The Compensation Committee has also considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), adopted under the Omnibus Budget Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. As discussed above, Mr. Frank's annual base salary is $1,000,000. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws. The Compensation Committee will continue to monitor the impact of such limitations on tax deductions and will take other appropriate actions if warranted in the future.

The Compensation Committee was comprised of Messrs. Frank, Gumbiner and Troup in 1996. The Stock Option Committee and the Stock Grant Committee were both comprised of Messrs. Gumbiner and Troup in 1996.


                                   Richard M. Frank
                                   Anthony J. Gumbiner *
                                   Brian M. Troup *

     * Messrs. Gumbiner and Troup resigned from the Board of Directors and its Committees on March 26, 1997.


                    COMPENSATION OF DIRECTORS

Non-employee directors of the Company or its affiliates, receive a retainer from the Company at the rate of $10,000 per year, plus $750 for each meeting of the Board of Directors attended. In addition thereto, on the day a Non-Employee Director is first elected or appointed to the Board, such Non-Employee director shall be granted an option to purchase 7,500 shares of the Common Stock of the company. Each January thereafter, a Non-Employee Director who was previously elected to the Board and who continues to serve in such capacity shall be granted an option to purchase 2,500 shares of the Common Stock of the Company. Other directors, who are either officers or employees of the Company or its affiliates, do not receive separate compensation for their services as directors of the Company.


                           PROPOSAL 2:
      AMENDMENT OF THE 1988 NON-STATUTORY STOCK OPTION PLAN

     The 1988 Non-Statutory Stock Option Plan ("Employee Plan") became effective in December, 1988. The purpose of the Employee
Plan is to secure for the Company and its stockholders the benefits of the incentives inherent in stock ownership by certain directors and key employees of the Company and its subsidiaries. The
Employee Plan terminates on December 31, 1998, and no option may be granted after such date pursuant to the Employee Plan. The
Employee Plan is currently administered by the Stock Option
Committee. The Stock Option Committee has the power to determine, in its discretion but subject to the limitations set forth in the Employee Plan, the persons to whom options are granted, the number of shares covered by options and the exercise price of options. The Stock Option Committee also determines the conditions, if any, imposed upon the granting of options under the Employee Plan. To date, the Stock Option Committee has issued options under the Employee Plan to eligible directors (who are not members of the Stock Option Committee) and eligible employees in proportion to their respective responsibilities to the Company. The Stock Option Committee provides for various periods of time to pass before options become exercisable according to the Company's long term strategic plans.

     In May 1997, the Board of Directors adopted, subject to the approval of the Company's stockholders, amendments to the Employee Plan providing that (1) the number of shares of Common Stock which may be issued under the Employee Plan would be increased from 2,772,038 to 3,772,038, (2) the period during which each option shall expire under the Employee Plan shall be extended from no later than five (5) years from the date on which the option is granted to no later than seven (7) years from the date on which the option is granted, and (3) the date on which the Employee Plan shall expire except as to options then outstanding under the Employee Plan, which options shall remain in effect until they have been exercised or have expired, shall be extended from December 31, 1998 to December 31, 2008. A copy of the amended Employee Plan, as proposed, is attached hereto as Exhibit "A."

     The Board of Directors believes that the proposed amendments to the Employee Plan will enable the Company and its stockholders, through future stock options, to continue to secure the benefits of the incentive inherent in stock ownership by certain of its employees.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ABOVE DESCRIBED AMENDMENT TO THE 1988 NON-STATUTORY STOCK OPTION
PLAN.



                         INDEMNIFICATION

The Bylaws of the Company provide for each director and officer of the Company to be indemnified by the Company, as of right, to the full extent permitted or authorized by the laws of the State of Kansas against any liability, judgment, fine, amount paid in settlement, cost and expense asserted or threatened against or incurred by such person in his capacity, or arising out of his status, as a director or officer. The Company's Restated Articles of Incorporation include a provision which eliminates director liability for monetary damages for breach of the director's duty of due care, as permitted under Kansas law.


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Effective January 1989, the Company agreed to pay to Hallwood
$125,000 per year, in consideration for financial and management consulting services being rendered to the Company by Hallwood in the ordinary course of business. In consideration for rent reductions resulting from Hallwood's negotiation of the Company's home office lease agreement in December 1990, the Company assigned to Hallwood its sublease interest in the portion of the home office building subleased to Integra, with a fair value of approximately $120,000 per year. Effective March 26, 1997, the management consulting services agreement was terminated.

In connection with the sale of the Shares by Hallwood, all of the directors of the Company who were also directors of Hallwood resigned from the Company's Board of Directors and from all committees thereof, and the Company's financial and management consulting services agreement with Hallwood terminated upon the closing of the Offering on March 26, 1997 (See "Business History Of Executive Officers And Directors").

The Board of Directors intends that transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by at least a simple majority of the uninterested directors of the Company.



                     STOCK PERFORMANCE GRAPH

The following graph compares the cumulative yearly total stockholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock since January 3, 1989
(the date the Company's Common Stock first traded on the NASDAQ system), versus two indexes. The graph assumes $100 was invested on January 3, 1989. The Company has not paid any cash dividends on its Common Stock during the applicable period. The share price of the Company's Common Stock has been adjusted for three-for-two stock splits in the form of stock dividends distributed on March 26, 1991, March 20, 1992 and May 22, 1996.

The Company's Common Stock is labeled on the graph as "SHBZ." The index labeled "Restaurants," which was prepared by the Center for Research in Securities Prices ("CRSP") at The University of Chicago, Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637 (telephone 312-702-7467) measures the total return (weighted for the market capitalization of the component companies) on the approximately 144 domestic and foreign companies which operate restaurants or other eating and drinking places (SIC Code 58) and whose equity securities are traded on the Nasdaq National Market or the NASDAQ Small-Cap Market. The identities of the companies included in the "Restaurant" index will be made available in a prompt manner to any shareholder upon written request addressed to Investor Relations at the Company's Irving address. The index labeled "NASDAQ," also prepared by CRSP, measures the total return on the approximately 4,000 United States companies whose common stock is traded on the Nasdaq National Market or the NASDAQ Small-Cap Market.

CRSP Total Returns
Index for:          01/03/89  12/29/89  12/27/91  12/31/93  12/29/95  12/27/96
-----------------   -------   --------  --------  --------  --------  --------

ShowBiz Pizza
Time, Inc.            100.00   300.00    872.7      542.0     496.0    1119.9

Nasdaq Stock Mkt.
(US Companies)        100.00   121.6     159.9      221.4     306.1     376.9

NASDAQ Stocks
(SIC 5800-5899 US+    100.00   130.4     169.1      250.8     220.7     214.5
Foreign Eating and
Drinking Places)


   The lines reprsent monthly index levels derived from compounded daily returns that include all dividends.

   The lines are reweighted daily, using the market capitalization on the previous trading day.

   If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

   The index level for all series was set to $100.00 on 01/03/89.


                 COMPLIANCE WITH SECTION 16(a) OF
               THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. Based on review of such copies and other records of the Company, the Company has no reason to believe that any reports were untimely filed or that any Form 5 filings were made by any executive officers, directors or persons owning more than ten percent of the Company's Common Stock.


                  INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ending December 27, 1996. A representative of Deloitte & Touche LLP is expected to be present and available at the Annual Meeting of stockholders to respond to appropriate questions and will be given an opportunity to make a statement, if desired.


               SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who wishes to present a proposal for action at the 1998 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, not less than 60 days nor more than 90 days prior to the date of the applicable annual meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this section, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

To be in proper written form, a stockholder's notice to the Secretary of the Company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person,
(iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholders, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                          MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and regular officers and employees of the Company by means of personal interview, telephone or telegram. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.





                              By Order of the Board of Directors,


                              MARSHALL R. FISCO, JR.
                              Secretary









Irving, Texas
May 22, 1997
                                                               Exhibit A


                     SHOWBIZ PIZZA TIME, INC.
                 NON-STATUTORY STOCK OPTION PLAN


     SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under the laws of the state of Kansas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for certain individuals who are directors or key employees of the Company or its subsidiaries, as follows:

     1. Purpose of Plan. The purpose of this Non-Statutory Option Plan (the "Plan") is to encourage certain individuals who are directors or key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

     2. Effectiveness of Plan. The provisions of this Plan became effective on December 30, 1988.

     3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be "disinterested persons," as defined in Rule 16b-3(c)(2)(i), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have full power and authority to construe, interpret and administer the Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of the Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

     4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are currently directors or key employees and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company. Options shall not be granted to any individual while he is a member of the Committee.

     5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 3,772,038. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

     6. Option Contract. Each option granted under this Plan shall be evidenced by a non-statutory stock option contract which shall be signed by an officer of the Company and by the individual to whom the option is granted (the "Optionee"). The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the contract evidencing such option is executed by the Company, and every Optionee, upon the execution of a contract, shall be bound by the terms and restrictions of this Plan and such contract; provided, however, if an Optionee does not sign and return to the Company one (1) duplicate original of their option contract prior to the expiration of one hundred and twenty
(120) days after the grant date, then the grant shall be withdrawn, and the option shall be void and of no further force or effect.

     7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

     8.   Period and Exercise of Option.

          (a) Period -- Subject to the provisions of Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the "Granting Date").

          (b) Employment -- The Option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one (1) year after the Granting Date, employed by the Company or a subsidiary of the Company.

          (c) Exercise -- Any Option granted under this Plan may be exercised by the Optionee only by delivering to the Company written notice of the number of shares with respect to which he is exercising his option right, paying in full the option price of the purchased shares, and furnishing to the Company a representation in writing signed by the Optionee that he is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option contract.

          (d)  Payment for shares -- Payment for shares of Common
Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

          (e) Delivery of certificates -- As soon as practicable after receipt by the Company of the notice and representation described in Subsection (c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the Optionee and shall be delivered to the Optionee. However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

          (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld ("Share Withholding") by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of the Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

     9. Termination of Employment. If an Optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he shall have served in such capacity continuously for at lease one (1) year from the Granting Date, he may, but only within ten (10) business days next succeeding such cessation, exercise his option to the extent that he was entitled to exercise it at the date of such cessation. Nothing in this Plan or any stock option contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

     10. Death of Optionee. In the event of the death of an Optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of three (3) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in
Section 8(a) and in the respective stock option contract). Such option shall be exercisable even though the Optionee's death occurs before he has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

     11. Non-Transferability of Options. Each option granted under this Plan shall not be transferable or assignable by the Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order and during the lifetime of the Optionee may otherwise be exercised only by him.

     12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

     13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after December 31, 2008, on which date this Plan shall expire except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate the Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

     14. Termination of Old Option Contract and Grant of New Option Contract. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option contract previously granted to the Optionee which has not yet been terminated or been exercised.

     15. Change of Control. If while unexercised options remain outstanding under the Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding Section 8(b) hereof or any other provision in the Plan or Option Contract to the contrary.
For purposed of the Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen
(18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this Section 15.

     The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its Subsidiaries but not be deemed to have terminated his employment with the Company or any of its Subsidiaries for purposes of the Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee's stock option contract or in an amendment or supplement thereto, an employee's employment with the Company or any of its Subsidiaries shall be deemed to terminate when he ceases to be a full-time employee of the Company or any of its Subsidiaries.

     In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under the Plan, if and to the extent it deems appropriate in its sole discretion.